As filed with the Securities and Exchange Commission on May 31, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XCEL BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	76-0307819
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

475 Tenth Avenue – 4th Floor

New York, NY 10018

Telephone: (347) 727-2474

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert D’Loren, Chairman and Chief Executive Officer

XCel Brands, Inc.

475 Tenth Avenue – 4th Floor

New York, NY 10018

Telephone: (347) 727-2474

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert J. Mittman, Esq.

Brad L. Shiffman, Esq.

Blank Rome LLP

405 Lexington Avenue

New York, NY 10174

Telephone: (212) 885-5000

Facsimile: (212) 885-5001

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

 If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

 If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

 If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer ☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Security		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Primary Offering(1):
Common Stock, par value $.001 per share	-	-		-		-
Preferred Stock, par value $.001 per share	-	-		-		-
Warrants	-	-		-		-
Debt Securities	-	-		-		-
Units(3)	-	-		-		-
Total Primary Offering:	$25,000,000.00	(4)		$25,000,000.00	(5)	$3,410	(6)(7)
Secondary Offering:
Common Stock, par value $.001 per share	4,776,007	$5.50	(8)	$26,268,039		$3,583	(7)
Common Stock, $0.001 par value per share, issuable upon exercise of warrants	1,130,978	5.50	(8)	$6,220,379		$848	(7)
Total (Primary and Secondary Offerings):				$57,488,418		$7,841

(1)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock or preferred stock and such indeterminate principal amount of debt securities as may, from time to time, be sold by the registrant in primary offerings at indeterminate prices. Any securities registered hereunder with respect to primary offerings may be sold separately or as units with other securities registered hereunder. The aggregate initial offering price of the securities to be sold in primary offerings shall not exceed $25,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $25,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or Securities Act, the securities being registered hereunder also include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, warrants and debt securities.

(4)	The proposed maximum aggregate offering price per class of security in primary offerings will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(5)	Pursuant to General Instruction I.B.6. of Form S-3, if the aggregate market value of the registrant's outstanding voting and non-voting common equity held by non-affiliates of the registrant does not equal or exceed $75,000,000 subsequent to the effective date of this registration statement, then the aggregate offering price of all types of securities that the registrant may issue in primary offerings pursuant to this registration statement in any 12-month period may not exceed one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates of the registrant. In the event that subsequent to the effective date of this registration statement, the aggregate market value of the registrant’s outstanding common stock held by non-affiliates equals or exceeds $75,000,000, then the one-third limitation on sales shall not apply to additional sales made in primary offerings pursuant to this registration statement.

(6)	The amount of the registration fee for the primary offering has been calculated in accordance with Rule 457(o) under the Securities Act.

(7)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $136.40 per $1,000,000 of the proposed maximum aggregate offering price.

(8)	The amount is estimated solely for the purpose of computing the registration fee, based on the last reportable trade of our common stock on May 13, 2013, as reported on the OTCQB tier of the OTC Markets.

 The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 31, 2013

PROSPECTUS

XCEL BRANDS, INC.

$25,000,000 Common Stock
Preferred Stock
Warrants
Debt Securities

Units 5,906,985 Shares of Common Stock Offered by the Selling Shareholders

 From time to time, we may offer and sell common stock, preferred stock, warrants or debt securities and/or any combination of securities described in this prospectus, either individually or in units, at prices and on terms described in one or more supplements to this prospectus. The aggregate public offering price of the securities offered by us under this prospectus, sometimes referred to as the “shelf securities,” will not exceed $25,000,000.

 In addition, the selling stockholders set forth in this prospectus under the heading “Selling Stockholders” beginning on page 5 of this prospectus may, from time to time, use this prospectus to sell in one or more offerings an aggregate of up to 5,906,985 shares of our common stock, including (1) 4,776,007 shares of our common stock and (2) 1,130,978 shares of our common stock issuable upon the exercise of warrants held by the selling security holders, sometimes referred to as “resale shares,” in the amounts and at the times determined solely by the selling shareholders.

 This prospectus provides you with a general description of the securities that we and the selling stockholders may offer in one or more offerings. Each time we offer securities, we will provide a supplement to this prospectus that will contain more specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus.

 You should read both this prospectus and the applicable prospectus supplement, as well as any documents incorporated by reference in this prospectus and/or the applicable prospectus supplement, before you make your investment decision.

 Our common stock is traded on the OTCQB tier of the OTC Markets under the trading symbol “XELB.” On May 13, 2013, the last reported sale price of our common stock quoted on the on the OTCQB tier of the OTC Markets was $5.50 per share.

 Investing in our securities involves risks. See the risks and uncertainties described under the heading “Risk Factors” beginning on page 2 of this prospectus, in any applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus.

 This prospectus may not be used by us to sell any securities unless accompanied by a prospectus supplement.

 The securities offered by this prospectus may be sold directly to investors, through agents designated from time to time or to or through one or more underwriters or dealers or in other manners as set forth under the heading “Plan of Distribution.” Each time we offer shelf securities in a primary offering, or any selling shareholder offers resale shares in a manner other than as set forth in the Plan of Distribution, a supplement to this prospectus applicable to such offering will provide the specific terms of the plan of distribution for such offering and the net proceeds that we expect to receive from any such primary offering. We will not receive any proceeds from the sale of the resale shares covered by this prospectus. We are bearing all of the expenses in connection with this registration statement, but all selling and other expenses incurred by the selling shareholders, including commissions and discounts, if any, attributable to the sale or disposition of the resale shares, will be borne by them.

 As of May 31, 2013, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $21,257,000, which was calculated based on 3,864,913 shares of outstanding common stock held by non-affiliates as of such date at a price per share of $5.50, the closing sale price of our common stock on May 13, 2013. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this registration statement.

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2013.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1

ABOUT XCEL BRANDS, INC.	1

RISK FACTORS	2

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	4

USE OF PROCEEDS	4

SELLING STOCKHOLDERS	5

DESCRIPTION OF CAPITAL STOCK	7

DESCRIPTION OF WARRANTS	11

DESCRIPTION OF DEBT SECURITIES	13

DESCRIPTION OF UNITS	19

PLAN OF DISTRIBUTION	19

LEGAL MATTERS	22

EXPERTS	22

WHERE YOU CAN FIND MORE INFORMATION	22

INFORMATION INCORPORATED BY REFERENCE	23

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ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement or documents to which we otherwise refer you. We and the selling stockholders have not authorized anyone else to provide you with different information. We and the selling shareholders are not making an offer of any securities in any jurisdiction where the offer is not permitted, and this document may only be used where it is legal to sell the securities described herein. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of the securities.

 This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, to register an indeterminable number of shares of common stock, preferred stock, warrants and debt securities as may from time to time be offered for sale by us, either individually or in units, at indeterminate prices (up to an aggregate maximum offering price for all such securities of $25,000,000), and up to 5,906,985 shares of common stock by the selling stockholders, using a “shelf” registration process. By using a shelf registration statement, we and the selling stockholders may offer and sell from time to time in one or more offerings the securities described in this prospectus.

 This prospectus provides you with some of the general terms that may apply to an offering of our securities. Each time we sell securities under this shelf registration we will provide a prospectus supplement that will contain specific information about the terms of that specific offering, including the number and price per security (or exercise price) of the securities to be offered and sold in that offering and the specific manner in which such securities may be offered. We may also provide a prospectus supplement to the extent any selling shareholder offers resale shares in a manner other than as set forth in the Plan of Distribution in order to provide the specific terms of the plan of distribution for such offering. A prospectus supplement may also add to, update or change any of the information contained in this prospectus. If there is an inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in the prospectus supplement.

 You should read carefully both this prospectus and the applicable prospectus supplement, together with the additional information incorporated by reference herein as described under the heading “Information Incorporated by Reference,” before making an investment decision.

 The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site (www.sec.gov) or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

ABOUT XCEL BRANDS, INC.

Our primary business is the design, licensing and marketing of the Isaac Mizrahi trademarks and brands including “Isaac Mizrahi New York”, “Isaac Mizrahi”, “Isaac Mizrahi Jeans”, “M.” and “IsaacMizrahiLIVE” (the “Isaac Mizrahi Brands”) and the design business related to the Liz Claiborne New York brand (the “LCNY Brand”). Our focus is on licensing our owned brands for promotion and distribution through an Omnichannel retail sales strategy including distribution through Direct-Response Television (i.e. QVC), the Internet, and traditional bricks-and-mortar retail channels. We operate in a “working capital light” business model, licensing the Isaac Mizrahi Brands through our wholly-owned subsidiary IM Brands, LLC and generating royalty and design revenues through licensing and other agreements with wholesale manufacturers, sourcing and design companies, and retailers. We do not currently plan to manufacture products, or open bricks-and-mortar retail stores. By partnering with licensing partners who have significant expertise in designing, sourcing, and selling products through wholesale and retail distribution channels, we are able to focus on licensing our brands, providing design direction and in certain cases, product designs to our licensees, coordinating merchandising among our licensees, and marketing through social media marketing and other conventional means (advertising, public relations). This model minimizes the need for us to spend significant amounts in capital expenditures or inventory purchases related to our brands. Our primary focus is on growing our revenues related to the Isaac Mizrahi Brands and LCNY Brand, but in the future may acquire and/or enter into licensing or other business arrangements with other brands in order to leverage our licensing, design, and/or marketing expertise to grow our revenues through our Omnichannel retail sales strategy.

 We were incorporated on August 31, 1989 in the State of Delaware under the name Houston Operating Company.   On April 19, 2005, we changed our name to NetFabric Holdings, Inc. On September 28, 2011, we filed an amendment to our certificate of incorporation and effected a 1 for 520.5479607 reverse stock split. On September 29, 2011, we changed our name to XCel Brands, Inc. Our telephone number is (347) 727-2474.

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should consider carefully the risk factors described in our periodic reports filed with the SEC, including the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as such may be revised or supplemented prior to the completion of this offering by more recently filed quarterly reports on Form 10-Q, each of which is or upon filing will be incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, and those identified in any applicable prospectus supplement, as well as other information in this prospectus and any applicable prospectus supplement and the documents incorporated by reference herein before purchasing any of our securities. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business, operating results, prospects or financial condition. The additional risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements.

We have a limited amount of cash to grow our operations. If we cannot obtain additional sources of cash, our growth prospects and future profitability may be materially adversely affected and we may not be able to implement our business plan. Such additional financing may not be available on satisfactory terms or it may not be available when needed, or at all.

As of March 31, 2013, we had cash and cash equivalents of approximately $3.7 million. Although we believe that our existing cash and our anticipated cash flow from operations will be sufficient to sustain our operations, at our current expense levels, for at least the following 12 months, we may require significant additional cash to expand our operations or acquire additional brands. Our inability to finance our growth, either internally or externally, may limit our growth potential and our ability to execute our business strategy. If we issue securities to raise capital to finance operations and/or pay down debt, our existing stockholders may experience dilution or the new securities may have rights senior to those of our Common Stock.

Our debt obligations could impair our liquidity and financial condition, and in the event we are unable to meet our debt obligations we could lose title to our trademarks and/or other assets.

We entered into a five-year senior secured term facility (the “Loan”) with MidMarket pursuant to which we incurred $13.5 million principal amount of senior secured term debt. In addition, we issued to IM Ready a note in the principal amount of $7,377,432, subject to adjustment as set forth herein (the “Seller Note”) and our ability to pay the Seller Note in shares of our common stock on September 29, 2014, and have a contingent obligation of $2.8 million that is likely to be owed to IM Ready in September 2015 payable in cash or shares of our common stock. The Company may also assume or incur additional debt, including secured debt, in the future in connection with, or to fund, future acquisitions, subject to limited exceptions. The Loan also requires us to repay the principal loan balance from net cash proceeds received by the Company, IM Brands or any subsidiary in excess of $1,000,000 from the sale of equity securities to the extent such proceeds are not used to fund the purchase price, costs or expenses of a potential acquisition. Our debt obligations:

·      could impair our liquidity;

·      could make it more difficult for us to satisfy our other obligations;

·      require us to dedicate a substantial portion of our cash flow to payments on our debt obligations, which reduces the availability of our cash flow to fund working capital, capital expenditures and other corporate requirements;

·      could impede us from obtaining additional financing in the future for working capital, capital expenditures, acquisitions and general corporate purposes;

·      impose restrictions on us with respect to the use of our available cash, including in connection with future transactions;

·      make us more vulnerable in the event of a downturn in our business prospects and could limit our flexibility to plan for, or react to, changes in our licensing markets; and

·      could place us at a competitive disadvantage when compared to our competitors who have less debt.

While we believe that by virtue of the guaranteed minimum and percentage royalty payments due to us under certain of our licenses, we will generate sufficient revenues from our licensing operations to satisfy our obligations for the foreseeable future, in the event that we were to fail in the future to make any required payment under agreements governing our indebtedness or fail to comply with the financial and operating covenants contained in those agreements, we would be in default regarding that indebtedness and the lenders could declare such indebtedness to be immediately due and payable. A debt default could significantly diminish the market value and marketability of our common stock and could result in the acceleration of the payment obligations under all or a portion of our consolidated indebtedness, or a renegotiation of our Loan with more onerous terms and/or additional equity dilution. It may also enable our senior lender or lenders to foreclose on the Company’s and IM Brands’ assets and/or our membership interests in IM Brands, which currently constitutes substantially all of intangible assets.

We will have broad discretion over the use of the proceeds to us from any primary offering and may apply the proceeds to uses that do not improve our operating results or the value of your securities.

 We will have broad discretion to use the net proceeds to us from a primary offering, if any, and investors will be relying solely on the judgment of our board of directors and management regarding the application of these proceeds. Although we expect to use the net proceeds from a primary offering for general corporate purposes, including without limitation additions to our working capital, capital expenditures and potential acquisitions of, or investments in, companies and technologies that complement our businesses, we have not allocated these net proceeds for specific purposes. Investors will not have the opportunity, as part of their investment decision, to assess whether the proceeds are being used appropriately. Our use of any such proceeds may not improve our operating results or increase the value of the securities being offered hereby.

 Future sales of shares of our common stock may cause the prevailing market price of our shares to decrease and could harm our ability to raise additional capital.

 We have previously issued a substantial number of shares of common stock, which are eligible for resale under Rule 144 of the Securities Act of 1933, or Securities Act, and may become freely tradable. We have also registered shares that are issuable upon the exercise of warrants and options. If holders of warrants and options choose to exercise their purchase rights and sell shares of common stock in the public market, or if holders of currently restricted common stock choose to sell such shares of common stock in the public market under Rule 144 or otherwise, or attempt to publicly sell such shares all at once or in a short time period, the prevailing market price for our common stock may decline. The sale of shares of common stock issued upon the exercise of our securities could also dilute the holdings of our existing shareholders. The market price of our common stock could drop due to sales of a large number of shares or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain statements that we believe are “forward-looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995 and are intended to enjoy protection of the safe harbor for forward-looking statements provided by that Act. These forward-looking statements are based on our current expectations, assumptions, estimates and projections about our business and our industry. Forward-looking statements include statements regarding our future financial position, performance and achievements, business strategy, and plans and objectives of management for future operations.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “will,” “could,” “would,” “may” “estimate,” “project,” “predict,” “potential,” “continue,” “anticipate,” “believe,” “plan,” “confident,” “provide,” “seek,” “expect,” “future,” “ongoing,” “guidance” and “intend” or the negative of these terms or other comparable expressions which are intended to identify forward-looking statements. These statements are only predictions and are not guarantees of future performance. They are subject to known and unknown risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause our actual results to differ materially from those expressed or forecasted in, or implied by, the forward-looking statements. In evaluating these forward-looking statements, you should carefully consider the risks and uncertainties referred to under the caption “Risk Factors” above and elsewhere in this prospectus, including those described in documents incorporated by reference herein, and those described in any applicable prospectus supplement. Given these uncertainties, you should not place undue reliance on these forward-looking statements. In addition, these forward-looking statements reflect our view only as of the date they are made.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

 All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

USE OF PROCEEDS

Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of shelf securities under this prospectus for general corporate purposes, including without limitation additions to our working capital, capital expenditures and, although we have no present understandings, commitments or agreements to do so, potential acquisitions of, or investments in, companies and technologies that complement our businesses. The prospectus supplement with respect to an offering of the shelf securities may identify different or additional uses for the proceeds of that offering. Pending any such uses, we may temporarily invest the net proceeds.

We will not receive any of the proceeds from the sale of resale shares offered by the selling stockholders. All of the net proceeds from the resale of our Common Stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  We have agreed to bear the expenses relating to the registration of the Common Stock for the selling security holders.

A portion of the shares of Common Stock covered by the resale prospectus are issuable upon exercise of the warrants. We may receive proceeds in the event some or all of the warrants held by the selling security holders are exercised for cash. To the extent that the selling stockholders exercise, for cash, all of the Warrants covering the 1,130,978 shares of Common Stock registered for resale under this prospectus, we would receive approximately $2,790,974 in the aggregate from such exercises; however, the holders of the warrants may elect to exercise the warrants utilizing a cashless exercise provision. Any proceeds received from the exercise of the warrants will be used for working capital and other general corporate purposes.

SELLING STOCKHOLDERS

The resale shares offered under this prospectus may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information, to our knowledge, regarding each selling stockholder’s beneficial ownership of shares of our common stock as of May 31, 2013, and as adjusted to give effect to the assumed sale of all of the resale shares registered hereby. As of May 31, 2013, we had 8,739,729 shares of common stock outstanding. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from May 31, 2013. Accordingly, each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by such person (but not held by any other person) and which are exercisable within 60 days from May 31, 2013 have been exercised. Except as otherwise indicated, each person shown in the table has sole voting and investment power with respect to the shares of common stock listed next to his name. The address for each selling shareholder, unless otherwise noted, is c/o XCel Brands, Inc. at 475 Tenth Avenue, 4th Floor, New York, NY 10018.

	Beneficial Ownership of Shares of Common Stock			Shares Beneficially Owned Assuming Sale of Shares Registered
Name of Shareholder	Number of Shares	Percentage	Number of Shares Registered for Resale	Number of Shares	Percentage
Isaac Mizrahi (2)	1,428,049	16.4%	1,428,049	-	-
Irrevocable Trust of Rose Dempsey (3)	526,283	6.0%	526,283	-	-
Marisa Gardini (4)(9)	575,744	6.6%	437,950	137,794	1.6%
Jeffrey Cohen (5)	688,765	7.9%	372,110	316,655	3.7%
Slocum & Worth, LLC (6)	300,089	3.4%	300,089	-	-
Robert D'Loren Family Trust (7)	271,116	3.1%	271,116	-	-
Earthbound LLC (1)(8)	260,000	3.0%	260,000	-	-
Great American Life Insurance Company (9)	255,100	2.8%	255,100	-	-
Robert D'Loren (10)	3,999,464	44.7%	239,250	3,760,214	42.3%
Gerard Guez (1)	225,000	2.6%	225,000	-	-
James F. Haran (11)	513,900	5.9%	213,703	300,197	3.5%
Seth Burroughs (12)	406,360	4.6%	199,469	206,891	2.4%
MBF Invest LLC (1)(13)	150,000	1.7%	150,000	-	-
Mark X. DiSanto Investment Trust (1)(14)	137,500	1.6%	137,500	-	-
Adam Dweck	134,479	1.5%	134,479	-	-
Great American Insurance Company (9)	109,328	1.2%	109,328	-	-
Giuseppe Falco (15)	290,338	3.3%	100,000	190,338	2.2%
Thomas M. Butkiewicz (1)	65,000	*	65,000	-	-
Edward McBride (1)	60,000	*	60,000	-	-
Richard Tavoso (1)	60,000	*	60,000	-	-
Lori Shea (16)	153,910	1.8%	48,617	105,293	1.2%
Ann Cole-Hatchard	47,132	*	47,132	-	-
Benjamin Dweck	40,010	*	40,010	-	-
Beth and Steven Solferino (1)	30,000	*	30,000	-	-
Cloudbreak Group, LLC (1)(17)	30,000	*	30,000	-	-
John Ripley (1)	30,000	*	30,000	-	-
Glenn Nussdorf	25,000	*	25,000	-	-
Christopher K. Lindsey (1)	15,000	*	15,000	-	-
Alana Dweck	10,000	*	10,000	-	-
Maggie Listhaus	10,000	*	10,000	-	-
Mike Anderson	10,000	*	10,000	-	-
Fred Paliani	10,000	*	10,000	-	-
Rodman & Renshaw, LLC (18)	9,800	*	9,800	-	-
Flynn Coffey	7,000	*	7,000	-	-
Aiden Coffey	7,000	*	7,000	-	-
Paul Coffey	7,000	*	7,000	-	-
Lisa A Coffey	7,000	*	7,000	-	-
Jennifer Mullarkey (1)	6,000	*	6,000	-	-
Mitch Littman	5,000	*	5,000	-	-
Shawn Rubin	5,000	*	5,000	-	-
Hal Kestenbaum (1)	3,000	*	3,000	-	-

 * Less than 1%.

(1)	Consists of shares of Common Stock and shares of Common Stock issuable upon exercise of warrants purchased by investors in an offering that closed on September 29, 2011 raising gross proceeds of approximately $4.3 million (the “Private Placement”).
(2)	Isaac Mizrahi is the Chief Design Officer for the Isaac Mizrahi Brand and a key employee of the Company.
(3)	Robert D’Loren, our Chairman of the Board and Chief Executive Officer, and Mark DiSanto, our director, are the trustees of the Irrevocable Trust of Rose Dempsey, and Robert D’Loren has sole voting and dispositive power over the shares beneficially owned by the Irrevocable Trust of Rose Dempsey.
(4)	Marisa Gardini is our Executive Vice President of Strategic Planning and Marketing and a director. Ms. Gardini is also a shareholder of IM Ready, LLC.
(5)	Jeffrey Cohen is our former director.
(6)	Jack Dweck, our director, is the sole member and manager of Slocum & Worth, LLC, and has voting and dispositive power over the shares beneficially owned by Slocum & Worth, LLC.
(7)	Mark X. DiSanto, our director, is the trustee and has sole voting and dispositive power over the shares beneficially owned by the Robert D'Loren Family Trust.
(8)	Jeffrey Cohen and Jack Dweck have shared voting and dispositive power over the shares held by Earthbound LLC (“Earthbound”). Jack Dweck is a director of the Company and Jeffrey Cohen is a former director of the Company. In connection with an asset purchase agreement with IM Ready-Made, LLC, Isaac Mizrahi and Marisa Gardini, we acquired certain assets pursuant to a contribution agreement with Earthbound, and had certain payment obligations to Earthbound under a services agreement.

(9)	Consists of shares of Common Stock issuable upon exercise of warrants held by our lenders under a credit facility.
(10)	Robert D’Loren is our Chairman of the Board of Directors, Chief Executive Officer and President. Includes warrants to purchase 239,250 shares of Common Stock.
(11)	James F. Haran is our Chief Financial Officer and Assistant Secretary. Includes warrants to purchase 49,500 shares of Common Stock.
(12)	Seth Burroughs is our Executive Vice President of Business Development and Treasury and Secretary. Includes warrants to purchase 50,000 shares of Common Stock.
(13)	Marc Fisher has sole voting and dispositive power over the shares beneficially owned by MBF Invest LLC. Marc Fisher is also principal of MBF Licensing, LLC, which is our footwear licensee for the IM Trademarks.
(14)	Mark X. DiSanto, our director, is the trustee and has sole voting and dispositive power over the shares beneficially owned by the Mark X. DiSanto Investment Trust.
(15)	Giuseppe Falco is the President and Chief Operating Officer of the Isaac Mizrahi Brand. Includes warrants to purchase 50,000 shares of Common Stock.
(16)	Includes warrants to purchase 25,000 shares of Common Stock.
(17)	Thomas Butkiewicz is the manager of Cloudbreak Group, LLC, and has voting and dispositive power over the shares beneficially owned by Cloudbreak Group, LLC. Cloudbreak Group, LLC is also our licensee for the IM Trademarks for fragrance, home fragrance, and bath & body.
(18)	Consists of shares of Common Stock issuable upon exercise of warrants issued for services rendered as our placement agent in connection with the Private Placement.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the material terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to the applicable prospectus supplement, our certificate of incorporation, as amended, and amended and restated by-laws and to the applicable provisions of Delaware law.

 General

 Our authorized capital stock consists of 25,000,000 shares of Common Stock at a par value of $.001 per share and 1,000,000 shares of preferred stock at a par value of $.001 per share.

 Common Stock

 Holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors, and subject to any contractual agreement entered into by any holder of shares. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of our Common Stock that are present in person or represented by proxy. Holders of our Common Stock representing a majority of our capital stock issued, outstanding, and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation. Our certificate of incorporation does not provide for cumulative voting in the election of directors.

 The holders of shares of our Common Stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.  Upon liquidation, dissolution, or winding up, the holders of shares of our Common Stock will be entitled to receive pro rata all assets available for distribution to such holders.  In the event of any merger or consolidation with or into another company in connection with which shares of our Common Stock are converted into or exchangeable for shares of stock, other securities, or property (including cash), all holders of our Common Stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).  Holders of our Common Stock have no pre-emptive rights and no conversion rights, and there are no redemption provisions applicable to our Common Stock.

Transfer Agent

 The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company, New York, New York.

 Preferred Stock

 This section describes the general terms of our preferred stock to which any prospectus supplement may relate. A prospectus supplement will describe the terms relating to any preferred stock to be offered by us in greater detail, and may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to the particular preferred stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement. A copy of our certificate of incorporation, as amended, has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement of which this prospectus is a part. A certificate of amendment to our certificate of incorporation will specify the terms of any preferred stock being offered, and will be filed or incorporated by reference from a report that we file with the SEC.

 Under our certificate of incorporation, as amended, we have the authority to issue 1,000,000 shares of preferred stock. The authorized preferred stock can be issued from time to time in one or more series. Our board of directors has the power, without stockholder approval, to issue shares of one or more series of preferred stock, at any time, for such consideration and with such relative rights, privileges, preferences and other terms as the board may determine, including terms relating to dividend rates, redemption rates, liquidation preferences and voting, sinking fund and conversion or other rights. The rights and terms relating to any new series of preferred stock could adversely affect the voting power or other rights of the holders of the common stock or could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of XCel.

 The following description of our preferred stock, and any description of our preferred stock in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, Delaware law and the actual terms and provisions contained in our certificate of incorporation and bylaws, each as amended from time to time, and any certificate of designation designating the rights, preferences, privileges and other terms of any such series of preferred stock.

Terms

 Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in a certificate of designation relating to that series.  We will incorporate by reference into the registration statement, of which this prospectus is a part, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock.  This description of the preferred stock in a certificate of designation and any applicable prospectus supplement may include:

•	the number of shares of preferred stock to be issued and the offering price of the preferred stock;

•	the title and stated value of the preferred stock;

•	dividend rights, including dividend rates, periods, or payment dates, or methods of calculation of dividends applicable to the preferred stock;

•	whether dividends will be cumulative or non-cumulative, and if cumulative the date from which distributions on the preferred stock shall accumulate;

•	the right to convert the preferred stock into a different type of security;

•	voting rights, if any, attributable to the preferred stock;

•	rights and preferences upon our liquidation or winding up of our affairs;

•	terms of redemption;

•	preemption rights, if any;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation thereof);

•	a discussion of federal income tax considerations applicable to the preferred stock, if material;

•	the relative ranking and preferences of the preferred stock as to dividend or other distribution rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to distribution rights and rights upon the liquidation, dissolution or winding up or our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Rank

Unless otherwise indicated in the applicable supplement to this prospectus and applicable certificate of designation, shares of our preferred stock will rank, with respect to payment of distributions and rights upon our liquidation, dissolution or winding up, and allocation of our earnings and losses:

•	senior to all classes or series of our common stock, and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all equity securities issued by us, the terms of which specifically provide that these equity securities rank on a parity with the preferred stock; and

•	junior to all equity securities issued by us, the terms of which specifically provide that these equity securities rank senior to the preferred stock.

Distributions

Subject to any preferential rights of any outstanding stock or series of stock, our preferred stockholders are entitled to receive distributions, when and as authorized by our board of directors, out of legally available funds, and share pro rata based on the number of shares of preferred stock, common stock and other equity securities outstanding.

Voting Rights

 Unless otherwise indicated in the applicable supplement to this prospectus and applicable certificate of designation, or otherwise required under Delaware law, holders of our preferred stock will not have any voting rights.

Liquidation Preference

 Upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of stock ranking junior to the preferred stock in our distribution of assets upon any liquidation, dissolution or winding up, the holders of each series of our preferred stock are entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable supplement to this prospectus), plus an amount, if applicable, equal to all distributions accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if the preferred stock does not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets. In the event that, upon our voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of our outstanding preferred stock and the corresponding amounts payable on all of our stock of other classes or series of equity security ranking on a parity with the preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of our preferred stock and all other such classes or series of equity securities will share ratably in the distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

 If the liquidating distributions are made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of equity security ranking junior to the preferred stock upon our liquidation, dissolution, or winding up, according to their respective rights and preferences and in each case according to their respective number of shares of stock.

Conversion Rights

 The terms and conditions, if any, upon which shares of any series of preferred stock are convertible into other securities will be set forth in the applicable supplement to this prospectus and the applicable certificate of designation. These terms will include the amount and type of security into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or us, the events, if any, requiring an adjustment of the conversion price and provisions, if any, affecting conversion in the event of the redemption of that preferred stock.

Redemption

 If so provided in the applicable supplement to this prospectus and applicable certificate of designation, our preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such supplement to this prospectus.

Anti-Takeover Considerations and Special Provisions of our Certificate of Incorporation and our By-laws

 A number of provisions of both our certificate of incorporation, as amended, and our restated and amended by-laws concern matters of corporate governance and the rights of our stockholders. Our board of directors is divided into two classes. Each class is to have a term of two years, with the term of each class expiring in successive years, and is to consist, as nearly as possible, of one-half of the number of directors constituting the entire board. Under certain circumstances, at least two annual meetings of stockholders, instead of one, may be required to effect a change in a majority of our board of directors. The classification of our board into two separate classes could discourage, delay, or prevent a takeover of us thereby preserving control by the current stockholders. In addition, provisions that grant our board of directors the ability to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof may discourage takeover attempts that are not first approved by our board of directors, including takeovers which may be considered by some stockholders to be in their best interests. Certain provisions could delay or impede the removal of incumbent directors or the assumption of control by stockholders, even if such removal or assumption would be beneficial to our stockholders. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they could be favorable to the interests of stockholders, and could potentially depress the market price of our common stock. Our board of directors believes that these provisions are appropriate to protect our interests and the interests of our stockholders.

DESCRIPTION OF WARRANTS

Outstanding Warrants

As of May 31, 2013, an aggregate of 1,130,978 shares of our common stock were issuable upon the exercise of outstanding warrants, at a weighted average exercise price of $2.47.

 None of the warrants described in this section have been listed for trading on any securities exchange.

General

 The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

 We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant agreement, which may include a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

 We will describe in the applicable prospectus supplement the terms relating to warrants being offered including:

•	the offering price and aggregate number of warrants offered;

•	i applicable, the designation and terms of the securities with which the warrants are issued and the number of a warants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	The terms on which the warrants may be exercised on as cashless basis;
•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants, if material;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up of our affairs or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

 Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We intend to set forth in any warrant agreement and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

 Upon receipt of the required payment and any warrant certificate or other form required for exercise properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant or warrant certificate are exercised, then we will issue a new warrant or warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, which may be senior or convertible debt. While the terms we have summarized below we expect will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, forms of debt securities and/or any indentures containing the terms of the debt securities being offered. Any debt securities which we offer by this prospectus will be exempt under the Trust Indenture Act of 1939, as amended, or Trust Indenture Act. Therefore, we may not use an indenture (and, thus a trustee) or, if we use an indenture, it may not fully comply with the requirements of the Trust Indenture Act.

 The documentation governing the debt securities may provide for an agent to act for and on behalf of the holders of the debt securities. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, supplemental forms of debt securities and/or indentures containing the terms of the debt securities being offered.

 The following summaries of material provisions of the debt securities we may issue are subject to, and qualified in their entirety by reference to, all of the provisions of the documentation applicable to a particular series of debt securities. We urge you to read any applicable prospectus supplements.

General

We will describe in the applicable prospectus supplement the terms of the debt securities being offered, including:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

•	the maturity date;

•	the terms of the conversion rights;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	if payment of principal and interest on the debt securities may be paid in our securities rather than, or in addition to, cash and the terms of any such rights;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the debt securities will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with shareholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the debt securities will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the applicability of the provisions in the debt securities on discharge;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

 We do not currently expect our debt securities to contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets may be required to assume all of our obligations under the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all or substantially all of our assets may be required to make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Debt Securities

 Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities or the debt agreement or indenture governing the debt securities, the following are events of default with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the debt securities, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debt securities agent or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series;

•	if specified events of bankruptcy, insolvency or reorganization occur; and

•	any other event of default provided in or pursuant to the applicable agreement or indenture, if any, or prospectus supplement with respect to the debt securities of that series.

 The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the form of debt security and/or agreement or indenture. Any waiver shall cure the default or event of default.

 The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such holders with respect to the debt securities of that series.

 Subject to the terms of the debt securities, if an event of default thereunder shall occur and be continuing, the debt securities agent will be under no obligation to exercise any of its rights or powers under such debt securities at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debt securities agent reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debt securities agent, or exercising any trust or power conferred on the debt securities agent, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable debt securities; and

•	the debt securities agent need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the debt securities or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the debt securities agent of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debt securities agent to institute the proceeding as trustee; and

•	the debt securities agent does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

 We may periodically file statements with the debt securities agent regarding our compliance with specified covenants in the documentation regarding such debt securities.

 Modification; Waiver

 We and the debt securities agent may change the form of debt security and/or indenture without the consent of any holders with respect to specific matters:

•	to fix any ambiguity, defect or inconsistency in the documentation governing the debt securities;

•	to comply with the provisions described above under “Description of Debt Securities - Consolidation, Merger or Sale;”

•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the documentation governing such debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities - General” to establish the form of any certifications required to be furnished pursuant to the terms of any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment thereunder by a successor debt securities agent;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

•	to add to our covenants new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, the rights of holders of a series of debt securities may be changed by us and the debt securities agent with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the debt securities agent may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

 The documentation governing the debt securities may provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the debt securities agent;

•	indemnify the debt securities agent; and

•	appoint any successor debt securities agent.

In order to exercise our rights to be discharged, we must deposit with the debt securities agent money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

 We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.

 At the option of the holder, subject to the terms of the debt securities set forth in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

 Subject to the terms of the debt securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

 We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

 If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debt Securities Agent

 The debt securities agent, if any, other than during the occurrence and continuance of an event of default under the debt securities, may undertake to perform only those duties as are specifically set forth in the applicable documentation for such debt securities. Upon an event of default under the debt securities, the debt securities agent must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debt securities agent is under no obligation to exercise any of the powers given it by the debt securities at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

 Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

 We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. We will name in the applicable prospectus supplement any paying agents that we initially designate for the debt securities of a particular series.

 All money we pay to a paying agent or the debt securities agent for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

 Governing Law

 The debt securities will be governed by and construed in accordance with the laws of the State of Delaware.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of the following: shares of common stock and/or preferred stock, warrants, debt securities, or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of any of our common shares, preferred shares, warrants or debt securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	if applicable, a discussion of any material United States federal income tax considerations.

PLAN OF DISTRIBUTION

We and the selling stockholders may sell the securities covered by this prospectus from time to time. Registration of our securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

 We and the selling stockholders may sell the securities:

•	to or through one or more underwriters or dealers;

•	directly to one or more purchasers, through agents, in private or open market transactions; or

•	through a combination of any of these methods of sale.

We and the selling stockholders may distribute securities:

•	from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The method of distribution of the securities will be described in any applicable prospectus supplement.

 The selling stockholders may also sell resale shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

 Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us, or from the selling shareholders, as the case may be, or purchasers (as their agents in connection with the sale of the securities). In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they act as agent.  These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions.  Each applicable prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.  We and the selling shareholders may use underwriters with whom we and the selling stockholders have a material relationship.  We will describe the nature of the relationship in an applicable prospectus supplement, naming the underwriter.

 Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of resale shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority, or FINRA, Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

 We and the selling stockholders may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us or the selling stockholders at the public offering price set forth in an applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we and the selling shareholders must pay for solicitation of these contracts in the prospectus supplement.

  We and the selling stockholders may enter into agreements that provide for indemnification against certain civil liabilities, including liabilities under the Securities Act, or for contribution with respect to payments made by the underwriters, dealers or agents and to reimburse these persons for certain expenses.

 All shelf securities we offer, other than common stock, will be new issues of securities with no established trading market.  If the shelf securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. Any underwriters may make a market in our securities, but will not be obligated to do so and may discontinue any market making at any time without notice.  Therefore, no assurance can be given as to whether an active trading market will develop for any new shelf securities. We have no current plans for listing of the preferred stock on any securities exchange or quotation system; any such listing with respect to the preferred stock will be described in the applicable prospectus supplement or pricing supplement, as the case may be. We cannot guarantee the liquidity of the trading markets for any of our securities.

 We and the selling stockholders may grant underwriters who participate in the distribution of the securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution. Underwriters, broker dealers or agents and their associates may be customers of, engage in transactions with, or perform services for us or the selling shareholders in the ordinary course of business for which they receive compensation.

 Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchase of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

 Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder.

 Any underwriters who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

 We make no representation or prediction as to the direction or magnitude of any effect that any of the foregoing activities may have on the price of our common stock or, if applicable, the price for any of our other securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.   We will pay all expenses related to this registration statement, but all selling and other expenses incurred by the selling stockholders, including commissions and discounts, if any, attributable to the sale or disposition of the resale shares, will be borne by them. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

 In compliance with the current guidelines of FINRA, the maximum compensation to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Blank Rome LLP and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements as of December 31, 2012 and for the year then ended incorporated by reference herein have been so incorporated in reliance on the report of CohnReznick LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

 The financial statements as of December 31, 2011 and for the year then ended incorporated by reference herein have been so incorporated in reliance on the report of Rothstein Kass, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and we file reports and other information with the SEC.

 You may read and copy any of the reports, statements, or other information we file with the SEC at its Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site at http://www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. In addition, the Nasdaq Stock Market maintains a Web site at http://www.nasdaq.com that contains reports, proxy statements and other information filed by us.

 We make available free of charge, on or through our web site, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our internet address is www.xcelbrands.com . Information contained on or that can be accessed through our web site is not part of this prospectus.

 This prospectus constitutes a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information about us and our securities we refer you to the registration statement and the accompanying exhibits and schedules. The registration statement may be inspected at the Public Reference Room maintained by the SEC at the address set forth in the first paragraph of this section. Statements contained in this prospectus regarding the contents of any contract or any other document filed as an exhibit are not necessarily complete. In each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them. This means that we may disclose important information to you by referring you to other documents filed separately with the SEC. The information we incorporate by reference into this prospectus is legally deemed to be a part of this prospectus, except for any information superseded by other information contained in, or incorporated by reference into, this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Our SEC File Number for documents we file under the Exchange Act is 000-31553. The following documents filed by us with the SEC are hereby incorporated by reference in this prospectus:

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed with the Commission on May 14, 2013;

•	our annual report on Form 10-K (including the information incorporated by reference therein) for the fiscal year ended December 31, 2012 filed with the Commission on March 15, 2013;

•	our Current Report on Form 8-K, dated January 24, 2013 and filed with the Commission on January 24, 2013;

•	our Current Report on Form 8-K, dated April 1, 2013 and filed with the Commission on April 2, 2013; and

•	the description of our common stock contained in our registration statement on Form 10-SB, filed with the SEC on September 18, 2000 pursuant to Section 12(g) of the Exchange Act and all amendments or reports filed by us for the purpose of updating those descriptions.

 All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (i) after the date of the initial registration statement and before effectiveness of the registration statement and (ii) after the date of this prospectus and prior to the termination of this offering also shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the dates of filing of such reports and other documents; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K.

 We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests for such copies should be directed to our corporate secretary, at the following address or by calling the following telephone number:

XCel Brands, Inc.

475 Tenth Avenue – 4th Floor

New York, NY 10018

Telephone: (347) 727-2474

XCEL BRANDS, INC.

$25,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

___________________________________________

5,906,985 Shares of Common Stock Offered by the Selling Stockholders

PROSPECTUS

                        , 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses payable by the registrant in connection with the offering described in this registration statement

SEC registration fees		$7,841
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing fees and expenses	$	*
Miscellaneous expenses	$	*
Total	$	*

*These fees and expenses depend on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Under Section 145 of the General Corporation Law of the State of Delaware, the registrant may indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The registrant’s certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to the registrant and its stockholders. This provision does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the registrant or its stockholders for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

The registrant’s bylaws provide for the indemnification of its directors to the fullest extent permitted by the Delaware General Corporation Law. The registrant’s bylaws further provide that its Board of Directors has discretion to indemnify its officers and other employees. The registrant is required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. The registrant is not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by its Board of Directors by a majority vote of a quorum of disinterested Board members that (i) the party seeking an advance acted in bad faith or deliberately breached his or her duty to the registrant or its stockholders and (ii) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of the registrant’s bylaws.

 The registrant has been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to its directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than the registrant’s payment of expenses incurred or paid by an director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 The registrant carries directors’ and officers’ liability insurance covering its directors and officers for a period of one year commencing on October 2012. The limit of liability of such insurance is $7,500,000 in the aggregate for the insured period.

 The registrant is a party to indemnification agreements with each of its directors and officers that are, in some cases, may be broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. Such indemnification agreements may require the registrant, among other things, to indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors and advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions.

Item 16. Exhibits

The following exhibits are filed herewith:

Number	Exhibit Title

1.1**	Form of Underwriting Agreement.
3(i)(a)	Amendment to the Amended and Restated Certificate of Incorporation of NetFabric Holdings, Inc. (1)
3(i)(b)	Certificate of Ownership and Merger of XCel Brands, Inc. into NetFabric Holdings, Inc. (2)
3(ii)	Restated and Amended Bylaws (2)
4.1	2011 Equity Incentive Plan and Forms of Award Agreements (2)
4.2	Form of Investor Warrant issued in connection with the private placement consummated on September 29, 2011 (2)
4.3	Registration Rights Agreement between XCel Brands, Inc. and the several purchasers, entered into as of September 29, 2011 (2)
4.4	Form of Executive Warrant (2)
4.5	Form of Director Option (2)
4.6	Warrant issued to Giuseppe Falco dated September 29, 2011 (2)
4.7	Warrant issued to Great American Life Insurance Company dated September 29, 2011 (2)
4.8	Warrant issued to Great American Insurance Company dated September 29, 2011 (2)
4.9	Rights Agreement by and among XCel Brands, Inc., Great American Life Insurance Company and Great American Insurance Company, dated September 29, 2011 (2)
4.10**	Form of Warrant Agreement
4.11**	Form of Indenture or other agreement relating to issuance of Debt Securities
4.12**	Form of Unit Agreement
5.1	Opinion of Blank Rome LLP
9.1	Voting Agreement between XCel Brands, Inc. and IM Ready-Made, LLC, dated as of September 29, 2011 (2)

10.1	Asset Purchase Agreement by and among XCel Brands, Inc., IM Brands, LLC, IM Ready-Made, LLC, Isaac Mizrahi and Marisa Gardini, dated as of May 19, 2011, as amended on July 28, 2011, as amended on September 15, 2011, as amended on September 21, 2011, as amended on September 29, 2011(2) +
10.2	Promissory Note between XCel Brands, Inc. and IM Ready-Made, LLC, dated September 29, 2011 (2)
10.3	Form of Management Lockup Agreement (2)
10.4	Lockup Agreement between NetFabric Holdings, Inc. and IM Ready-Made, LLC, dated September 29, 2011 (2)
10.5*	Second Amended and Restated Agreement and Consent to Assignment by and among QVC, Inc., IM Brands, LLC, IM Ready Made, LLC, XCel Brands, Inc. and Isaac Mizrahi, dated September 28, 2011(2)
10.6	Contribution Agreement by and among Earthbound, LLC, IM Ready-Made, LLC and XCel Brands, Inc. dated August 16, 2011 (2)
10.7	Amendment to Contribution Agreement by and among Earthbound, LLC, IM Ready-Made, LLC and XCel Brands, Inc. dated September 20, 2011 (2)
10.8	Release and Transition Services Agreement by and among Earthbound, LLC, IM Ready-Made, LLC and XCel Brands, Inc., dated August 16, 2011 (2)
10.9	Assignment and Assumption, New York Landlord Consent by and among Adler Holdings III, LLC, IM Ready-Made, LLC and XCel Brands, Inc., dated September 29, 2011, and Guaranty by IM Brands, Inc., dated September 29, 2011 (2)
10.10	Agreement of Merger and Plan of Reorganization by and among NetFabric Holdings, Inc., NetFabric Acquisition Corp., and XCel Brands, Inc., dated September 29, 2011 (2) +
10.11	Credit Agreement by and among IM Brands, LLC, the several lenders, and MidMarket Capital Partners, LLC, as administrative agent, dated September 29, 2011 (2) +
10.12	Guarantee and Collateral Agreement by and among IM Brands, LLC, XCel Brands, Inc., and MidMarket Capital Partners, LLC, as administrative agent, dated September 29, 2011 (2)
10.13	Subordination Agreement, by and among IM Ready-Made, LLC, IM Brands, LLC, XCel Brands, Inc., and MidMarket Capital Partners, LLC, as administrative agent, dated September 29, 2011 (2)
10.14	Services Agreement between XCel Brands, Inc. and Todd Slater, dated August 12, 2011 (2)
10.15	Amendment to the Services Agreement between XCel Brands, Inc. and Todd Slater, dated October 4, 2011 (2)
10.16	Amended and Restated Employment Agreement entered into with Robert D’Loren, dated February 21, 2012 (3)
10.17	Amended and Restated Employment Agreement entered into with Giuseppe Falco, dated February 21, 2012 (3)
10.18	Amended and Restated Employment Agreement entered into with James Haran, dated February 21, 2012 (3)
10.19	Amended and Restated Employment Agreement entered into with Seth Burroughs, dated February 21, 2012 (3)
10.20	Employment Agreement entered into with Isaac Mizrahi, dated May 19, 2011 (2)
10.21	Amended and Restated Employment Agreement entered into with Marisa Gardini, dated February 21, 2012 (3)
10.22	Amendment dated July 10, 2012 to the Royalty Agreement by and between the Company and Todd Slater dated as of August 12, 2011(4)
10.23	Amendment No. 1 to Amended and Restated Employment Agreement entered into with Robert D’Loren (5)
14.1	Form of Code of Business Conduct and Ethics for XCel Brands, Inc. (2)
23.1	Consent of Rothstein Kass & Company, P.C.
23.2	Consent of CohnReznick LLP
23.3	Consent of Blank Rome LLP (contained in Exhibit 5.1)
99.1	Audit Committee Charter (2)
99.2	Compensation Committee Charter (2)
99.3	Nominating and Corporate Governance Committee Charter (2)

*  Portions of this exhibit have been omitted pursuant to a Request for Confidential Treatment and filed separately with the Securities and Exchange Commission.  Such portions are designated “***”.

+ Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. XCel Brands, Inc. hereby undertakes to furnish supplementally to the Securities and Exchange Commission copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

(1)      Incorporated by reference to the applicable exhibit filed with the Company’s Current Report on Form 8-K, filed October 4, 2011 for the event dated September 28, 2011.

(2)      Incorporated by reference to the applicable exhibit filed with the Company’s Current Report on Form 8-K, filed October 5, 2011 for the event dated September 29, 2011.

(3)      Incorporated by reference to the applicable exhibit filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed March 30, 2012.

(4) Incorporated by reference to the applicable exhibit filed with the Company’s Current Report on form 8-K filed July 12, 2012 for the event dated July 10, 2012.

(5) Incorporated by reference to the applicable exhibit filed with the Company’s Current Report on Form 8-K filed December 19, 2012 for the event dated December 17, 2012

**	If applicable, to be subsequently filed by amendment or as an exhibit to a Current Report on Form 8-K or other applicable report filed with the SEC and incorporated herein by reference.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(a)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)         to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs a(i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)         If the Registrant is relying on Rule 430B:

(A)         Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)         If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f)         That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)         Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 31st of May, 2013.

XCEL BRANDS, INC.

By:	/s/ Robert D’Loren
Robert D’Loren
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Robert D’Loren and James Haran and each of them, his or her true and lawful attorney-in-fact and agent, with full power and substitution and resubstitution, for him or her or its and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement and any registration statement filed under Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
/s/ Robert D’Loren	Chief Executive Officer and Chairman	May 31, 2013
Robert D’Loren	(Principal Executive Officer)

/s/ James Haran	Chief Financial Officer	May 31, 2013
James Haran	(Principal Financial Officer and Principal Accounting Officer)

/s/ Marisa Gardini	Executive Vice President of Strategic Planning and	May 31, 2013
Marisa Gardini	Marketing and Director

/s/ Jack Dweck	Director	May 31, 2013
Jack Dweck

/s/ Mark DiSanto	Director	May 31, 2013
Mark DiSanto

/s/ Todd Slater	Director	May 31, 2013
Todd Slater

/s/ Edward Jones, III	Director	May 31, 2013
Edward Jones, III

/s/ Howard Liebman	Director	May 31, 2013
Howard Liebman

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